Exhibit 10.1

SKYX Platforms Corp. dba SKYX Technologies 2855 W. McNab Road Pompano Beach, FL 33069

April 20, 2023

Nielsen & Bainbridge, LLC

Attn: Stephanie Suggs

12303 Technology Boulevard #950

Austin, Texas 78727

Re:	Payment of all amounts due under the Line of Credit Promissory Note between SKYX Platforms Corp. (formerly SQL Technologies Corp.) (“SKYX”) and Nielsen & Bainbridge, LLC (“NBG”), dated December 14, 2021 (the “Note”)

Dear Stephanie Suggs,

This letter agreement (this “Letter”) sets forth the mutual agreement between NBG and SKYX related to payment of all outstanding amounts owed to NBG by SKYX under the Note. Both parties acknowledge that SKYX’s aggregate principal payment obligation is USD $5,200,000 and all interest and any other amounts due under the Note (the “Amount Due”).

NBG and SKYX each acknowledge that NBG and certain of its affiliates filed for chapter 11 protection in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 23-90071, and Bankruptcy Court approval may be required for NBG to consummate the transaction set forth in this Letter. Accordingly, the “Payment Date” of the Cash Payment and Share Payment (each as defined below) shall be the earlier of the date on which the transaction contemplated by this Letter is approved by the Bankruptcy Court or such other date as NBG consummates a chapter 11 plan. This Letter shall become binding on SKYX upon execution by the parties hereto and approval by SKYX’s Board of Directors.

NBG and SKYX have agreed to satisfy the Amount Due by payment to NBG of a combination of $2,000,000 in cash (the “Cash Payment”) and $2,000,000 in shares (the “Share Payment”) of common stock of SKYX, no par value (“Common Stock”), as payment in full of all SKYX’s obligations under the Note. The Cash Payment shall be paid by SKYX promptly upon the Payment Date. The number of shares of Common Stock issuable to NBG as the Share Payment will be determined by dividing USD $2,000,000 by the average closing price for a share of SKYX’s Common Stock on the Nasdaq Stock Market for the twenty (20) consecutive trading days immediately preceding the date of this Letter.

For a period beginning on the date the Share Payment is made and continuing until December 31, 2023, NBG agrees that it will not offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (other than in connection with any purchase of SKYX securities direct from SKYX with the consent of SKYX). For the period beginning on January 1, 2024 and continuing until December 31, 2024, NBG may sell, transfer or otherwise dispose of up to sixty thousand (60,000) shares of Common Stock per calendar month, on a non-cumulative basis.

SKYX will issue the Share Payment to NBG or its designee specified by NBG on the signature page hereto, provided, according to SEC rules, that such designee is an accredited investor and NBG or its designee has delivered a signed copy of SKYX’s accredited investor questionnaire. NBG understands and acknowledges that the shares underlying the Share Payment have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state or any other jurisdiction and may not be offered or sold unless subsequently registered under the Act and any other securities laws, or unless exemptions from the registration or other requirements thereof are available.

The parties hereto agree to implement the most efficient strategy for consummating the transaction contemplated hereby.

The parties hereto agree that upon delivery to, and receipt of, the Cash Payment and Share Payment, the Note and the Pledge and Security Agreement dated August 18, 2016 shall both be deemed terminated and of no further force and effect.

This Letter may be executed in any number of counterparts and by electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

Pease return a signed copy to me by email.

Sincerely,

/s/ John Campi
John Campi
Chief Executive Officer

AGREED AND ACCEPTED:

Nielsen & Bainbridge, LLC

By:	/s/ Stephanie Suggs
Name:	Stephanie Suggs
Title:	CFO
4/25/23